Certain information marked by [*] has been omitted in accordance with Item 601(b)(10) of Regulation S-K because it is both not material and is the type of information that the registrant treats as private or confidential. An unredacted copy will be furnished supplementally to the SEC upon request.

Onity Group Inc.
Senior Secured Notes due 2027
___________________
Amendment No. 1
to
Note and Warrant Purchase Agreement
___________________
Dated as of September 30, 2024

This Amendment No. 1, dated as of September 30, 2024 (this “Amendment”) among and between Onity Group Inc., a corporation organized under the laws of Florida (the “Company”), Oaktree Fund Administration, LLC, in its capacity as collateral agent (the “Collateral Agent”), and Opps OCW Holdings, LLC, a Delaware limited liability company (“Opps”) and ROF8 OCW Holdings, LLC, a Delaware limited liability company (“ROF8” and together with Opps, the “Holders” and each, a “Holder”) amends certain provisions of that certain Note and Warrant Purchase Agreement, dated as of February 9, 2021 (the “Purchase Agreement”), among the Company, the Holders and the Collateral Agent, as herein after set forth. Any capitalized term used herein that is not otherwise defined has the meaning ascribed to such term in the Purchase Agreement.
WHEREAS, the Company is contemplating a debt financing through the offering, issuance and sale of senior secured notes (the “New First Lien PHH Notes”) to be issued by the Company’s subsidiary PHH Corporation (“PHH”) and guaranteed by the Company and other subsidiaries of the Company, including PHH Mortgage Corporation (“PMC”), PHH Asset Services Corporation, PHH Asset Services Parent LLC and PHH Asset Services LLC (collectively, the “Subsidiary Guarantors”);
WHEREAS, the New First Lien PHH Notes may be “issued into escrow” which means (i) the New First Lien PHH Notes would initially be issued by either a subsidiary of the Company or a special purpose entity (such subsidiary or entity, the “Escrow Issuer”), (ii) the net proceeds from the issuance and sale of the New First Lien PHH Notes would be placed into escrow pending the consummation of certain specified conditions (the “Escrow Conditions”), including the consummation of the redemption by MAV Holdco (as defined herein) of the Company’s 15.0% ownership interest in MAV Holdco and the concurrent payment in cash by MAV Holdco to the Company of the Estimated Closing Payment (as defined in the Redemption Agreement (as defined herein)), and (iii) once the Escrow Conditions have been satisfied, the net proceeds from the New First Lien PHH Notes would be released from escrow and delivered to PHH (such release, the “Escrow Release”)1 and the Escrow Issuer would merge with and into PHH, with PHH as the survivor and thereupon becoming the issuer of, and obligor under, the New First Lien PHH Notes and related indenture;
WHEREAS, the net proceeds from the issuance and sale of the New First Lien PHH Notes, after paying the discounts and commissions of the initial purchasers and other expenses related to the offering payable by the Company, are to be used to refinance all of PMC’s outstanding 7.875% Senior Secured Notes due 2026 (the “PMC Notes”) and, thereafter, to redeem the Notes in whole or in part depending on the size of the offering;
WHEREAS, the Holders collectively own all of the outstanding Notes that have been issued under the Purchase Agreement;
WHEREAS, the Company and the Holders desire to amend certain provisions of the Purchase Agreement as set forth herein in accordance with Section 17 thereof;
1 Note: For the avoidance of doubt, the Escrow Release shall not mean the point in time when the funds in the escrow are released for the purpose of redeeming the New First Lien PHH Notes due to the MAV Redemption not occurring by a specified date.

NOW THEREFORE, for the mutual benefit of the parties hereto and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Issuance of New First Lien PHH Notes Permitted. The issuance and sale of the New First Lien PHH Notes by PHH, or initially by the Escrow Issuer, and the guarantee of the New First Lien PHH Notes by the Company and the Subsidiary Guarantors (the “New First Lien PHH Notes Guarantors”) and the Lien on the assets of the Escrow Issuer, PHH, the Company and the Subsidiary Guarantors are all expressly permitted under the Purchase Agreement provided that the offering of the New First Lien PHH Notes has priced on or prior to November 4, 2024 (the “Pricing Condition”).
SECTION 2.    Amendments to Schedule B – Defined Terms.
(a)Subject to satisfaction of the Pricing Condition, the following defined terms shall be added to Schedule B to the Purchase Agreement in alphabetical order:
“Escrow Issuer” means, if the New First Lien PHH Notes are issued into escrow, a subsidiary of the Company or a special purpose entity that will issue the New First Lien PHH Notes and, upon the Escrow Release, will merge with and into PHH with PHH as the survivor.
“Escrow Conditions” means, if the New First Lien PHH Notes are issued into escrow, the specified conditions that must be satisfied in order for the net proceeds from the issuance and sale of the New First Lien PHH Notes to be released from escrow and delivered to PHH or one of its affiliates, including the consummation of the redemption by MAV Holdco of the Company’s 15.0% ownership interest in MAV Holdco and the concurrent payment in cash by MAV Holdco to the Company of the Estimated Closing Payment (as defined in the Redemption Agreement).
“Escrow Release” means, if the New First Lien PHH Notes are issued into escrow, the point in time when net proceeds from the issuance and sale of the New First Lien PHH Notes are released from escrow and delivered to PHH or one of its affiliates, as a result of the satisfaction of the Escrow Conditions.
“MAM Transaction” the consummation of the acquisition by PMC of substantially all of Mortgage Assets Management, LLC’s assets (including cash and certain reverse mortgage loans and mortgage servicing rights) with a target aggregate net asset value of approximately $55 million.
“MAV Holdco” means MAV Canopy Holdco I, LLC, a Delaware limited liability company.
“New First Lien PHH Notes” means the senior secured high yield notes to be issued by PHH or, if the New First Lien PHH Notes are issued into escrow, initially by the Escrow Issuer, in an aggregate principal amount of at least $[*], which shall:
(a)    [*]; and
(b)    [*]

“New First Lien PHH Notes Collateral Trustee” means Wilmington Trust, National Association, and its permitted successors and assigns in such capacity, as collateral trustee with respect to the New First Lien PHH Notes.
“New First Lien Notes Refinancing Date” means the date on which the New First Lien Notes issued on the Initial Issue Date shall have been legally defeased, discharged, or redeemed in full using the proceeds from the Estimated Closing Payment (as defined in the Redemption Agreement) in accordance with Section 8.2(a)(ii) and the net proceeds of the New First Lien PHH Notes in accordance with Section 8.2(a)(iii), which date shall be on or about the original issue date of the New First Lien PHH Notes or, in the event the New First Lien PHH Notes are issued into escrow, the date of the Escrow Release.
“Redemption Agreement” means that certain Redemption Agreement to be entered into by and among the Company, MAV Holdco and OCW MAV Holdings, LLC, in the form set forth in Exhibit B to the Transaction Agreement.
“Transaction Agreement” dated as of September 30, 2024, by and among OCW MAV Holdings, LLC, ROF8 OCW Holdings, LLC, OPPS OCW Holdings, LLC, the Company, MAV Holdco and MSR Asset Vehicle LLC.
(b)Subject to satisfaction of the Pricing Condition, the following defined terms in Schedule B to the Purchase Agreement shall be amended as follows:
(i)The definition of “Junior Priority Intercreditor Agreement” shall hereby be amended and restated as follows (additions shown in double underline):
““Junior Priority Intercreditor Agreement” means, prior to the New First Lien Notes Refinancing Date, the Junior Priority Intercreditor Agreement, in substantially the form attached as Exhibit 6 to the Note Purchase Agreement, to be dated as of the Initial Issue Date and entered into by the Company, the Collateral Agent and the New Notes Collateral Trustee and, from and after the New First Lien Refinancing Date, means the Junior Priority Intercreditor Agreement, in substantially the form attached as Exhibit 6 to the Note Purchase Agreement, to be dated on or about the New First Lien Notes Refinancing Date and entered into by the Company, the Collateral Agent and the New First Lien PHH Notes Collateral Trustee.”
(ii)The definition of “New First Lien Notes” shall hereby be amended and restated as follows (additions shown in double underline, deletions shown in strikethrough):
““New First Lien Notes” means (x) prior to the New First Lien Notes Refinancing Date, the 7.875% Senior Secured Notes due 2026 to be issued by PMC on the Initial Issue Date, and ~~which shall:~~
~~(a) have the terms, other than pricing terms, set forth on Schedule 4.15 (with only such changes to such terms as are satisfactory to the Purchasers in their sole discretion);~~
~~(b) mature no earlier than the 54-month anniversary of the Initial Issue Date;~~

~~(c) not be in an aggregate principal amount in excess of $450,000,000; and~~
~~(d) not provide for interest payments in excess of 9% per annum~~;
(y) from and after the First Lien Notes Refinancing Date, the New First Lien PHH Notes.”
(iii)Clause (1) of the definition of “Permitted Indebtedness” shall hereby be amended and restated as follows (additions shown in double underline):
(1)[*];
(iv)The proviso at the end of the definition of “Permitted Indebtedness” shall hereby be amended and restated as follows (additions shown in double underline):
provided that notwithstanding anything herein to the contrary, the Company shall not be permitted to incur any Corporate Indebtedness other than its guarantee of the New First Lien Notes.”
(v)The proviso at the end of the definition of “Permitted Liens” shall hereby be amended and restated as follows (additions shown in double underline):
“provided that the Company shall not create, incur, assume or permit or suffer to exist any Liens of any kind on its assets that secure Corporate Indebtedness other than the New First Lien Notes and guarantees thereof and, prior to the Initial Issue Date, the Existing Indebtedness.”
(vi)Clause (D) of the definition of “Total LTV Ratio” shall hereby be amended and restated as follows (additions shown in double underline):
“(D)     [*]”
SECTION 3. Amendment to Section 8.2(a). Subject to satisfaction of the Pricing Condition, Section 8.2(a) of the Purchase Agreement is hereby amended and restated in its entirely to read as follows (additions shown in double underline):
“(a)    Optional Redemption.
(i)     Except as otherwise provided in subsection (ii), (iii), (iv) or (v) below of this Section 8.2(a), the Company may, at its option, upon revocable notice as provided below, redeem at any time all, or from time to time any part, of the Notes (including PIK Notes), at 100% of the principal amount of the Notes so redeemed, together with (x) interest accrued thereon (including applicable default interest, if any) to the date of such redemption, and (y) with respect to any Notes (other than PIK Notes) redeemed on or prior to the fifth anniversary of the Initial Issue Date, the Make-Whole Amount as of the date of such redemption.
(ii)     Promptly following receipt of the Estimated Closing Payment (as defined in the Redemption Agreement), the Company shall, upon not more than 3 business days irrevocable notice as provided below, redeem a principal amount of Notes (including PIK Notes) equal to the amount of such Estimated Closing Payment at a redemption price equal to 100% of the principal amount of the Notes so redeemed, together with interest accrued thereon (including applicable default interest, if any) to the date of such redemption (but without any Make-Whole Amount or other premium).
(iii)    Promptly following the original issue date of the New First Lien PHH Notes or, in the event the New First Lien PHH Notes are issued into escrow, the Escrow Release, the Company shall, upon not more than 3 business days irrevocable notice as provided below, redeem at least a principal amount of Notes (including PIK Notes) equal to the net cash proceeds received from any issuance and sale of New First Lien PHH Notes, after paying the discounts and commissions of the initial purchasers less the total amount of such net cash proceeds necessary (and actually used) to redeem the New First Lien Notes in full (principal amount, plus redemption premium, plus accrued interest to the redemption date) at a redemption price equal to 100% of the principal amount of the Notes so redeemed, together with interest accrued thereon (including applicable default interest, if any) to the date of such redemption, plus a redemption premium equal to 2.5% of the principal amount of the Notes so redeemed; provided, that if the Company redeems Notes pursuant to clause (ii) above and this clause (iii) on the same date, the redemption pursuant to clause (ii) above shall be deemed to occur immediately prior to the redemption pursuant to this clause (iii);
(iv)     The Company shall, upon not more than 3 business days irrevocable notice as provided below, (A) promptly following the receipt by the Company or any of its subsidiaries of cash proceeds from the consummation of the MAM Transaction (including cash proceeds from MAM and from any debt financing secured by the assets acquired in the MAM Transaction), redeem a principal amount of Notes (including PIK Notes) equal to such cash proceeds, and (B) promptly following receipt of the Estimated Closing Payment (or, at the option of the Company, earlier), redeem a principal amount of Notes (including PIK Notes) equal to $[*] million (or, if greater, the net cash proceeds received by the Company or any of its Subsidiaries from the consummation of the sale of the OLIT 2024-HB2 Notes by Onity Loan Investment Trust 2024-HB2 (“OLIT”) pursuant to that certain Indenture, dated as of September 13, 2024, between OLIT, as issuer, and U.S. Bank Trust Company, National Association, as indenture trustee, paying agent, and note registrar), in each case at a redemption price equal to 100% of the principal amount of the Notes so redeemed, together with interest accrued thereon (including applicable default interest, if any) to the date of such redemption, plus a redemption premium equal to 2.5% of the principal amount of the Notes so redeemed; provided, that if the Company redeems Notes pursuant to clause (ii) above and this clause (iv) on the same date, the redemption pursuant to clause (ii) above shall be deemed to occur immediately prior to the redemption pursuant to this clause (iv); and
(v)    The Company may, at its option, at any time prior to December 31, 2024, upon revocable notice as provided below, redeem, at any time or from time to time, up to $50.0 million aggregate principal amount of Notes (including PIK Notes) at a redemption price equal to 100% of the principal amount of the Notes so redeemed, together with interest accrued thereon (including applicable default interest, if any) to the date of such redemption, plus a redemption premium equal to 2.5% of the principal amount of the Notes so redeemed; provided, that if the Company redeems Notes pursuant to clause (ii) above and this clause (iv) on the same date, the redemption pursuant to clause (ii) above shall be deemed to occur immediately prior to the redemption pursuant to this clause (v);.”
SECTION 4. Amendment to Section 8.2(c). Subject to satisfaction of the Pricing Condition, the first sentence of Section 8.2(c) of the Purchase Agreement is hereby amended and restated in its entirely to read as follows (additions shown in double underline and deletion shown in strikethrough):
“The Company will give each Holder of Notes to be redeemed written notice of each redemption under this Section 8.2 not less than ~~30~~ 3 business days and not more than 60 days prior to the date fixed for such redemption unless the Company and the Required Holders agree to another time period pursuant to Section 17.”
SECTION 5.    Ratification of Purchase Agreement. All terms and provisions of the Purchase Agreement, including those amended or amended and restated by this Amendment and all other terms and provisions of Purchase Agreement, are hereby ratified and remain in full force and effect. From and after the execution and delivery of this Amendment by the parities hereto, all references in the Notes to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.
SECTION 6.    Agreement to Cooperate to Amend Security Documents. Subject to satisfaction of the Pricing Condition, the Holders and the Collateral Agent agree to use their reasonable best efforts to cooperate with the Company to enter into the Junior Priority Intercreditor Agreement with the Company and the New First Lien PHH Notes Collateral Trustee on or prior to the issue date of the New First Lien PHH Notes and to amend, amend and restate and/or replace the Security Agreement and the other Security Documents and take such other action reasonably requested by the Company so that the Liens on the Collateral securing the Notes are junior to the Liens on the Collateral securing the New First Lien PHH Notes in the same manner the Liens on the Collateral securing the Notes are junior to the Liens on the Collateral securing the New First Lien Notes issued on the Initial Issue Date. From and after the issue date of the New First Lien PHH Notes, all references in the Note Purchase Agreement to “the Security Agreement” and “the Security Documents” shall mean the Security Agreement or the Security Documents as so amended, amended and restated and/or replaced, as the case may be.
SECTION 7.    Miscellaneous. All of the provisions of Sections 15.1 and 22.1 thru 22.9 of the Purchase Agreement shall apply to this Amendment mutatis mutandis as if set forth herein.

* * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Amendment as of the date first above written.
Very truly yours,

ONITY GROUP INC.
By:     /s/ Sean B. O’Neil
Name:     Sean B. O’Neil
Title:     Chief Financial Officer
Accepted as of the date first written above
Oaktree Fund Administration, LLC, as collateral agent
By:    /s/ Jordan Mikes
Name:     Jordan Mikes
Title:    Authorized Signatory
By:    /s/ Jason Keller
Name:     Jason Keller
Title:    Authorized Signatory

Opps OCW Holdings, LLC
By:        Oaktree Fund GP, LLC
Its:        General Partner
By:        Oaktree Fund GP I, L.P.
Its:        Managing Member

By:    /s/ Jordan Mikes
Name:     Jordan Mikes
Title:    Authorized Signatory
By:    /s/ Dante Quazzo
Name:     Dante Quazzo
Title:    Authorized Signatory
ROF8 OCW Holdings, LLC
By:        Oaktree Fund GP, LLC
Its:        General Partner
By:        Oaktree Fund GP I, L.P.
Its:        Managing Member
Amendment No. 1 to Note and Warrant Purchase Agreement

By:    /s/ Cary Kleinman
Name:     Cary Kleinman
Title:    Authorized Signatory
By:    /s/ Jason Keller
Name:     Jason Keller
Title:    Authorized Signatory

Amendment No. 1 to Note and Warrant Purchase Agreement